UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 22, 2010 (July 21, 2010)
ALEXZA PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51820	77-0567768

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Alexza Pharmaceuticals, Inc. 2091 Stierlin Court Mountain View, California	94043

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (650) 944-7000

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 9.01. Financial Statements and Exhibits.
SIGNATURES
EX-99.1

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On July 21, 2010, the Board of Directors (the “Board”) of Alexza Pharmaceuticals, Inc. (the “Company”) elected Joseph L. Turner as a director of the Company to fill a newly created seat on the Board. Mr. Turner was elected for a term expiring at the Company’s 2011 annual stockholders’ meeting. On July 21, 2010, the Board also appointed Mr. Turner to serve as a member of, and as the Chair of, the Audit and Ethics Committee of the Board. A copy of the press release relating to Mr. Turner’s appointment is attached hereto as Exhibit 99.1.
     Mr. Turner has over 25 years of experience as a financial manager in the biotech and pharmaceutical industries, including 14 years as a Chief Financial Officer. Most recently, Mr. Turner served as Chief Financial Officer at Myogen, Inc., a publicly-traded biopharmaceutical company, which he joined in 1999 and served until it was acquired by Gilead Sciences in 2006. Previously, he was Chief Financial Officer at Centaur Pharmaceuticals, Inc. and Vice President, Finance and Administration at Cortech, Inc. Mr. Turner began his career at Eli Lilly and Company, where he served for 12 years in various financial positions and functions. Since 2007, Mr. Turner has provided consulting services to several private pharmaceutical companies. He currently serves on the Board of Directors and Audit Committee of QLT Inc. (NASDAQ: QLTI, TSX: QLT), a publicly-traded pharmaceutical company, Sequel Pharmaceuticals, Inc., a privately-held biotechnology company, and Kythera Biopharmaceuticals, Inc., a privately-held pharmaceutical company. Since 2009, Mr. Turner has also served on the Board of Managers of Swarthmore College and in June 2010 he was appointed to its Finance Committee, Academic Affairs Committee and Student Affairs Committee. Previously, Mr. Turner served on the Board and Audit Committee of SGX Pharmaceuticals, Inc., a publicly-traded pharmaceutical company, and the Board and as Chair of the Audit Committee of NovaCardia, Inc., a privately-held biotechnology company, until the sales of these companies in 2008 and 2007, respectively. Mr. Turner has an M.B.A. from University of North Carolina at Chapel Hill, an M.A. in Molecular Biology from University of Colorado, and a B.A. in Chemistry from Swarthmore College.
     In connection with his appointment, and pursuant to the Company’s previously adopted director compensation policy, the Company granted Mr. Turner an option to purchase 25,000 shares of common stock at an exercise price of $2.80 per share, the closing price of the Company’s common stock on July 21, 2010. The option is subject to the terms and conditions of the Company’s 2005 Non-Employee Directors’ Stock Option Plan (the “Non-Employee Directors’ Plan”) and the Company’s standard forms of Option Grant Notice and Option Agreement for the Non-Employee Directors’ Plan, copies of which are filed as Exhibit 10.7 to the Company’s Registration Statement on Form S-1 (No. 333-130644). 1/48th of the shares subject to the option vest monthly over four years measured from the date of grant, assuming Mr. Turner’s continued service on the Board for such periods.
     In connection with his appointment, the Company also granted Mr. Turner 10,504 restricted stock units (the “RSUs”) under the Company’s 2005 Equity Incentive Plan (the “Equity Incentive Plan”). The RSUs will vest on January 26, 2011, subject to Mr. Turner’s continued service on the Board through such date and provided that the RSUs will fully vest upon a change in control of the Company. The RSUs are subject to the Company’s standard forms of Notice of Grant of Award and Stock Unit Award Agreement for the Equity Incentive Plan, copies of which are filed as Exhibit 10.42 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2008.
     In connection with Mr. Turner’s election, Mr. Turner and the Company also entered into an Indemnity Agreement in the same form as has previously been entered into with the Company’s other directors. The Indemnity Agreement generally requires the Company to indemnify Mr. Turner against liabilities incurred in the performance of his duties to the Company to the maximum extent permitted by Delaware corporate law and the Company’s certificate of incorporation and bylaws. The Company’s standard form of Indemnity Agreement is filed as Exhibit 10.2 to its Current Report on Form 8-K filed on July 14, 2008.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description

99.1	Press Release, dated July 22, 2010, entitled “Alexza Pharmaceuticals Appoints Joseph L. Turner to its Board of Directors.”

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alexza Pharmaceuticals, Inc.
Date: July 22, 2010	By:	/s/ Thomas B. King
Thomas B. King
President and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit Number	Description

99.1	Press Release, dated July 22, 2010, entitled “Alexza Pharmaceuticals Appoints Joseph L. Turner to its Board of Directors.”